As filed with the Securities and Exchange Commission on October 17, 2006
                                                  Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            FIVE STAR PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                  13-3729186
         (State or other jurisdiction)          (I.R.S. Employer Identification
         of incorporation or organization)                 Number)

                             777 Westchester Avenue
                          White Plains, New York 10604
           (Address of Principal Executive Office, including zip code)

                 Five Star Products, Inc. 1994 Stock Option Plan
                              (Full title of plan)

                             Andrea D. Kantor, Esq.
                            Five Star Products, Inc.
                             777 Westchester Avenue
                          White Plains, New York 10604
                                 (914) 249-9700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                 -----------------------------------------------
                                   Copies to:
                             Robert J. Hasday, Esq.
                                Duane Morris LLP
                              380 Lexington Avenue
                               New York, NY 10168
                                 (212) 692-1000
                           --------------------------

                         CALCULATION OF REGISTRATION FEE
=================================================================================================================
 Title of Each Class of Securities       Amount to be          Proposed     Proposed Maximum      Amount of
         to be Registered               Registered(1)          Maximum     Aggregate Offering  Registration Fee
                                                            Offering Price      Price(2)
                                                             Per Share(2)
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per      1,100,000 shares         $0.21          $231,000.00          $27.19
share
=================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of the Registrant's Common Stock on the OTC Bulletin Board on October 16, 2006.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Five Star Products, Inc. (the "Company" or "we" or "us") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register 1,100,000 shares of Common Stock issued or issuable pursuant to our Five Star Products, Inc. 1994 Stock Option Plan and to file a prospectus, prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, to be used for reoffers and resales of Common Stock acquired by persons named therein upon the exercise of options heretofore granted under our Five Star Products, Inc. 1994 Stock Option Plan.

         The documents containing the information specified in Part I of this Registration Statement will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

                            Five Star Products, Inc.
                     Common Stock (Par Value $.01 Per Share)

                     1,100,000 shares of Common Stock under
               the Five Star Products, Inc. 1994 Stock Option Plan

This prospectus relates to the offer and sale from time to time by directors, officers, key employees and consultants, who may be considered our "affiliates", of up to 1,100,000 shares of our common stock which have been or may be acquired pursuant to our Five Star Products, Inc. 1994 Stock Option Plan.

The selling shareholders propose to sell the shares from time to time in transactions occurring either on or off the OTC Bulletin Board (or such other market, if any, on which our common stock may be listed or quoted) at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

The selling shareholders and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event any profit on the sale of shares of those selling shareholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

Our common stock is traded on the OTC Bulletin Board under the symbol "FSPX". On October 16, 2006, the closing sales price of our common stock as reported by the OTC Bulletin Board was $0.17 per share.

We are paying all expenses of registration incurred in connection with this offering but the selling shareholders will pay all brokerage commissions and other selling expenses.

See "Risk Factors" beginning on Page 3 of this prospectus for a discussion of certain risks and other factors that you should consider before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is October __, 2006

                                TABLE OF CONTENTS

                                                                           Page

Where You Can Find More Information......................................... I-2
The Company..................................................................I-3
Risk Factors.................................................................I-3
Selling Shareholders.........................................................I-4
Use of Proceeds..............................................................I-6
Plan of Distribution.........................................................I-6
Legal Matters................................................................I-6
Experts......................................................................I-6


You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file at the SEC's public reference room located at Station Place, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800 SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at: http:/www.sec.gov.

We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the common stock. This prospectus, which constitutes a part of that registration statement, does not contain all the information contained in that registration statement and its exhibits. For further information with respect to us and our common stock, you should consult that registration statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 000-25869) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of the offering are incorporated by reference:

(i)     our Annual Report on Form 10-K for the year ended December 31, 2005;

(ii)    our Report on Form 8-K filed May 11, 2006;

(iii) our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

(iv) the description of our common stock contained in our registration statement on Form 8-A pursuant to Section 12 of the Exchange Act, filed April 26, 1999, and any amendment or report filed for the purpose of updating such description, filed by us with the SEC.

We will provide without charge to each person to whom a copy of this prospectus is delivered a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for copies can be made by writing or telephoning us at 777 Westchester Avenue, White Plains, New York 10604, Attention: Lydia DeSantis; telephone number: (914) 249-9700.

Unless otherwise stated in this prospectus, references to "Five Star", "we", "our" and "us" refer to Five Star Products, Inc., a Delaware corporation.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus contains forward-looking statements that are not based on historical facts. We use words such as "expects," "intends" and "anticipates" to indicate forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, all of which are difficult to predict and many of which are beyond the control of Five Star, including, but not limited to, our inability to compete successfully, changing economic conditions, control of Five Star by National Patent Development Corporation and those other risks and uncertainties detailed herein under "Risk Factors," below.

If any one or more of these expectations and assumptions proves incorrect, actual results will likely differ materially from those contemplated by the forward-looking statements. Even if all of the foregoing assumptions and expectations prove correct, actual results may still differ materially from those expressed in the forward-looking statements as a result of factors we may not anticipate or that may be beyond our control. While we cannot assess the future impact that any of these differences could have on our business, financial condition, results of operations and cash flows or the market price of shares of our common stock, the differences could be significant. We do not undertake to update any forward-looking statements made by us.

                                   THE COMPANY

We are engaged in the wholesale distribution of home decorating, hardware and finishing products. We serve over 3,500 independent retail dealers in twelve states, making us one of the largest distributors of our kind in the Northeast. We operate two state-of-the-art warehouse facilities, located in Newington, CT and East Hanover, NJ. All operations are coordinated from our New Jersey facility. We are currently a majority owned subsidiary of National Patent Development Corporation. Our principal office is located at 777 Westchester Avenue, White Plains, NY 10604, and our telephone number is (914) 249-9700.

                                  RISK FACTORS

Set forth below and elsewhere in this report and in other documents we file with the Securities and Exchange Commission are risks and uncertainties that could cause our actual results to differ materially from the results contemplated by the forward-looking statements contained in this prospectus and other public statements we make.

Competition Could Adversely Affect our Performance

Competition within the do-it-yourself industry is intense. There are large national distributors commonly associated with national franchises such as Ace and TruServ as well as smaller regional distributors, all of whom offer products and services similar to those offered by us. Moreover, in some instances, manufacturers will bypass distributors and choose to sell and ship their products directly to retail outlets. In addition, our customers face stiff competition from Home Depot and Lowe's, which purchase directly from manufacturers, and national franchises such as Ace and TruServ. We compete principally through our strategically placed distribution centers and our extensive inventory of quality, name-brand products. We will continue to focus our efforts on supplying our products to our customers at a competitive price and on a timely, consistent basis.

Changing economic conditions in the United States could harm our business.

Our revenues and profitability are related to general levels of economic activity and employment in the United States. As a result, any significant economic downturn or recession could harm our business or financial condition.

Control by National Patent Development Corporation and Letter of Intent

We are currently controlled by our principal stockholder, National Patent Development Corporation, whose interest may not be aligned with those of our other stockholders. As of September 30, 2006, National Patent owned approximately 64% of our outstanding common stock. Accordingly, National Patent will be able to influence our management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying, discouraging or preventing a change in control and might affect the market price of our common stock. See Note 6 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2005 for a description of transactions between us and National Patent.

Expiration of Leases for Warehouse Facilities

The Company's leases for its Connecticut and New Jersey facilities expire in the first quarter of 2007. At this time the Company is exploring its options, but has not yet renewed the current facility leases, nor entered into leases for new facilities. Our inability to enter into leases under favorable terms could have a material adverse impact on our business.

The loss of our key personnel, including our executive management team, could harm our business.

Our success is largely dependent upon the experience and continued services of our executive management team and our other key personnel. The loss of one or more of our key personnel and a failure to attract or promote suitable replacements for them may adversely affect our business.

                              SELLING SHAREHOLDERS

This prospectus relates to shares of common stock which have been or may be acquired by the selling shareholders pursuant to our Five Star Products, Inc.

1994 Stock Option Plan. The selling shareholders are directors, officers, other key employees and consultants, who may be considered our "affiliates". The following table sets forth certain information with respect to the selling shareholders as of September 30, 2006, as follows: (1) the name and position with Five Star Products within the past three years of each selling shareholder;
(2) the number of shares of common stock beneficially owned by each selling shareholder (including shares obtainable under options exercisable within 60 days of such date); (3) the number of shares of common stock being offered hereby; and (4) the number and percentage of our outstanding shares of common stock to be beneficially owned by each selling shareholder after completion of the sale of common stock being offered hereby. The number of shares offered for sale by each selling shareholder may be updated in, and additional individuals who may be or may become our affiliates may be added as selling shareholders hereunder by, supplements and/or amendments to this prospectus, which will be filed with the SEC in accordance with Rule 424(b) under the Securities Act of 1933, as amended. There is no assurance that any of the selling shareholders will sell any or all of their shares of common stock.


           Selling Shareholder            Number of
            and Position with               Shares             Number of           Shares Beneficially
           the Company within            Beneficially         Shares Being          Owned After Sale
          the Past Three Years              Owned          Offered Hereby(1)       Number      Percent(2)

     Charles Dawson                           150,000             150,000            0              0
        President and Director

     Steven Schilitt                          150,000             150,000            0              0
        Executive Vice President
        and Chief Operating Officer
        and Director

     Bruce Sherman                            150,000             150,000            0              0
        Executive Vice President,
        Sales and Director

     Jerome I. Feldman                        150,000             150,000            0              0
        Chairman of the Board

     Scott N. Greenberg                       150,000             150,000            0              0
        Former Director

     John Moran                               150,000             150,000            0              0
        Director

     Carll Tucker                              50,000              50,000            0              0
        Director

     Richard Grad                             150,000             150,000            0              0
        Consultant

---------------------
-------------------------------------------------------------------------------
(1) Includes shares issuable upon exercise of options currently granted to the selling shareholder, whether or not such options are exercisable within 60 days. Does not constitute a commitment to sell any or all of the stated number of shares. The number of shares to be sold shall be determined from time to time by each selling shareholder in his or her discretion.

(2) Percentage is computed with reference to the 14,309,577 shares of our common stock outstanding as of September 30, 2006, and assumes the exercise of all options by the selling shareholders and the sale of all shares offered by the selling shareholders under this prospectus.

                                 USE OF PROCEEDS

Shares covered by this prospectus will be sold by the selling shareholders as principals for their own account. We will not receive any proceeds from sales of any shares by selling shareholders.

                              PLAN OF DISTRIBUTION

The selling shareholders, or pledges, donees, or transferees of or successors in interest to the selling shareholders, may sell shares pursuant to this prospectus from time to time in transactions (including one or more block transactions) on the OTC Bulletin Board (or such other market, if any, on which our common stock may be listed or quoted), in the public market off the OTC Bulletin Board, in privately negotiated transactions, or in a combination of such transactions. Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are paying all expenses of registration incurred in connection with this offering, but the selling shareholders will pay their own brokerage commissions and any other expenses they incur.

The selling shareholders and any dealers acting in connection with the offering or any brokers executing sell orders on behalf of a selling shareholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by a selling shareholder and any commissions or discounts received by a broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, a broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through the broker or dealer.

                                  LEGAL MATTERS

Certain legal matters with respect to the Common Stock offered hereby will be passed upon by Andrea D. Kantor, our Vice President and General Counsel. As of the date hereof, Ms. Kantor does not beneficially own any shares of our common stock.

                                     EXPERTS

The consolidated financial statements of the Company incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Eisner LLP, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission by Five Star Products, Inc., a Delaware corporation (the "Company"), are incorporated herein by reference:

        (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

        (ii)      our Report on Form 8-K filed May 11, 2006;

        (iii) our Reports on Form 10-Q for the quarter ended March 31, 2006 and June 30, 2006;

        (iv) the description of our common stock contained in our registration statement pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description, filed by us with the SEC.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents, except for information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K, or exhibits related thereto, which is deemed not to be incorporated by reference herein.


Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interest of Named Experts and Counsel.

As of the date hereof, Andrea D. Kantor, the Company's Vice President and General Counsel, does not beneficially own any shares of the Company's common stock.


Item 6.  Indemnification of Directors and Officers.

The Company's Amended Certificate of Incorporation (the "Amended Certificate") provides that the Company shall indemnify its officers, directors, employees and agents to the extent permitted by the Delaware General Corporation Law (the "DGCL"). The Company's Amended By-Laws (the "By-Laws") provide that the Company shall indemnify any and all of its directors and officers and former directors and officers and any person who may be serving or have served at its request as a director or officer of another company in which it owns shares of capital stock or of which it is a creditor (and their heirs, distributees, executors, and administrators), against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or are a director or officer of the Company, or of such other company; provided however, that the Company shall not indemnify any such director or officer or former director or officer or person in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty, nor in respect of any matter on which any settlement or compromise is effected, if the total expense, including the cost of such settlement, shall substantially exceed the expense which might reasonably be incurred by such director or officer or former director or officer or person in conducting such litigation to a final conclusion. Such rights and indemnification are not exclusive of any other rights to which those indemnified may be entitled, under common law, any statute, by-law, agreement, vote of stockholders, or otherwise.

Section 145 of the DGCL permits a corporation to indemnify any director of officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director of officer of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. If a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made if such persona shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was bright shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the DGCL, the Amended Certificate eliminates the liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


Item 7.  Exemption from Registration Claimed.

         Not Applicable.


Item 8.  Exhibits.

         Exhibit No.           Description

             4(a)       -      Amended Certificate of Incorporation of
                               the Registrant. Incorporated herein by
                               reference to Exhibit 3 of the Registrant's
                               Annual Report on Form 10-K for the year
                               ended December 31, 1996.

             4(b)       -      Amended By-laws of the Registrant.
                               Incorporated herein by reference to Exhibit
                               3.1 of the Registrant's Annual Report on
                               Form 10-K/A for the year ended December 31, 2003.

             4(c)       -      1994 Stock Option Plan of the Registrant
                               as amended on January 1, 2002. Incorporated herein by reference to Exhibit 10 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001.

             5        -        Opinion and consent of Andrea D. Kantor, Esq.
                               (filed herewith).

             23(a)    -        Consent of Eisner LLP (filed herewith).

             23(b)    -        Consent of Andrea D. Kantor, Esq. (included in
                               Exhibit 5).

             24       -        Powers of Attorney  (included on signature page).


Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

                            (1) To file, during any period in which offers or
                  sales are being made, a post- effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                            (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                            (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York on October 17, 2006.

                                            FIVE STAR PRODUCTS, INC.


                                            Charles Dawson
                                            President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jerome I. Feldman and Charles Dawson, acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                 Title                                                Date


Charles Dawson           President and Director (Principal Executive          October 17, 2006
                         Officer)

Jerome I. Feldman        Chairman of the Board                                October 17, 2006


Bruce Sherman            Executive Vice President, Sales                      October 17, 2006
                         and Director


Steven Schilit           Executive Vice President, Chief Operating            October 17, 2006
                         Officer and Director



Neil Collins             Chief Financial Officer (Principal                   October 17, 2006
                         Financial and Accounting Officer)


John Moran               Director                                             October 17, 2006


Carll Tucker             Director                                             October 17, 2006



                         EXHIBIT INDEX


      Exhibit No.                          Description
         4(a)      -       Amended Certificate of Incorporation of
                           the Registrant. Incorporated herein by
                           reference to Exhibit 3 of the Registrant's
                           Annual Report on Form 10-K for the year
                           ended December 31, 1996.

         4(b)       -      Amended By-laws of the Registrant.
                           Incorporated herein by reference to Exhibit
                           3.1 of the Registrant's Annual Report on
                           Form 10-K/A for the year ended December 31, 2003.

         4(c)        -     1994 Stock Option Plan of the Registrant
                           as amended on January 1, 2002. Incorporated herein by reference to Exhibit 10 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001.

         5           -     Opinion and consent of Andrea D. Kantor, Esq.
                           (filed herewith).

         23(a)       -     Consent of Eisner LLP (filed herewith).

         23(b)       -     Consent of Andrea D. Kantor, Esq. (included in
                           Exhibit 5).

         24          -     Powers of Attorney  (included on signature page).




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